Registration No. 333-208436

Registration No. 333-214424

Registration No. 333-221342

Registration No. 333-228124

Registration No. 333-266998

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-208436

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-214424

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-221342

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-228124

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-266998

UNDER

THE SECURITIES ACT OF 1933

ATLASSIAN CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	88-3940934
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

350 Bush Street, Floor 13

San Francisco, California 94104

(Address of Principal Executive Offices including Zip Code)

2015 Share Incentive Plan

2013 U.S. Share Option Plan

2015 Employee Share Purchase Plan

(Full Title of the Plans)

Stuart Fagin

Deputy General Counsel

Atlassian Corporation

350 Bush Street, Floor 13

San Francisco, California 94104

(Name and Address of Agent for Service)

(415) 701-1110

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. Check one:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), by Atlassian Corporation, a Delaware corporation (“Atlassian U.S.” or the “Registrant”), which has become the ultimate parent company of Atlassian Corporation Plc, a public company limited by shares incorporated under the laws of England and Wales (“Atlassian UK”), and its subsidiaries. On September 30, 2022, Atlassian U.S. and Atlassian UK completed a Court-sanctioned scheme of arrangement under Part 26 of the UK Companies Act 2006 (the “Scheme”), as part of Atlassian UK’s previously announced intention to change its corporate domicile to the United States (the “U.S. Domestication”). Pursuant to the Scheme, each Class A ordinary share in the capital of Atlassian UK and each Class B ordinary share in the capital of Atlassian UK was cancelled in exchange for one share of Class A common stock, par value $0.00001 per share (the “Class A Common Stock”), of Atlassian U.S. and one share of Class B common stock, par value $0.00001 per share, of Atlassian U.S., respectively.

In connection with the U.S. Domestication, Atlassian U.S. assumed each option to purchase Atlassian UK Class A ordinary shares and restricted share unit award covering Atlassian UK Class A ordinary shares that was outstanding under an equity incentive plan and amended the option or restricted share unit award to reflect the assumption and to provide for the securities issuable in connection with the exercise or settlement of the option or award to be Atlassian U.S. Class A Common Stock. This Post-Effective Amendment pertains to the adoption by the Company of the following registration statements on Form S-8 (collectively, the “Registration Statements”): (i) Registration No. 333-208436, (ii) Registration No. 333-214424, (iii) Registration No. 333-221342, (iv) Registration No. 333-228124 and (v) Registration No. 333-266998. Atlassian U.S. hereby expressly adopts each Registration Statement as its own registration statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Post-Effective Amendment constitutes Post-Effective Amendment No. 1 to each of the Registration Statements.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Post-Effective Amendment (by incorporation by reference or otherwise) in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference the following documents previously filed with the SEC:

(a)	Atlassian UK’s Annual Report on Form 20-F for the fiscal year ended June 30, 2022 filed with the SEC on August 19, 2022;

(b)	Atlassian UK’s Report of Foreign Issuer on Form 6-K furnished with the SEC on July 11, 2022, August 4, 2022 (other than the information under the heading “Results of Operations and Financial Condition” and Exhibits 99.1 and 99.2) and August 24, 2022, respectively;

(c)	The Registrant’s Current Report on Form 8-K filed with the SEC on October 3, 2022 (other than Item 7.01 and Exhibit 99.1);

(d)	The description of the Registrant’s capital stock, which is contained in a Current Report on Form 8-K filed with the SEC on October 3, 2022 pursuant to Rule 12g-3(a) promulgated under the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

(e)	All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a) 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items), on or after the date of this Post-Effective Amendment and prior to the filing of a post-effective amendment to this Post-Effective Amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Post-Effective Amendment and to be a part hereof from the date of filing of such reports and documents.

Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Post-Effective Amendment to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Post-Effective Amendment.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

As permitted by Section 102 of the Delaware General Corporate Law (the “DGCL”), the Registrant’s amended and restated certificate of incorporation provides that its directors and officers will not be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation is not permitted under the DGCL, as may be amended. The DGCL provides that the certificate of incorporation may not eliminate or limit the liability of:

•	a director or officer for any breach of the director or officer’s duty of loyalty to the Registrant or its stockholders;

•	a director of officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	a director pursuant to Section 174 of the DGCL; or

•	a director or officer for any transaction from which the director or officer derived an improper personal benefit.

The Registrant’s amended and restated bylaws provide that the Registrant must indemnify its directors and officers to the fullest extent permitted by law. The Registrant will also be required to advance certain expenses (including attorneys’ fees) to its directors and officers and is expressly authorized to carry directors’ and officers’ insurance providing indemnification for its directors and officers for some liabilities. The Registrant has entered into agreements to indemnify its directors and executive officers as determined by its board of directors. With specified exceptions, these agreements provide for indemnification for related expenses, including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding to the fullest extent permitted by applicable law. The Registrant believes that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. The Registrant will also maintain directors’ and officers’ liability insurance.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

		Incorporated by Reference
Exhibit Number	Exhibit Title	Form	File No.	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-37651	3.1	10/3/2022

4.2	Amended and Restated Bylaws of the Registrant.	8-K	001-37651	3.2	10/3/2022

4.3	Form of Class A Common Stock Certificate.	Filed Herewith

5.1	Opinion of Latham & Watkins LLP.	Filed Herewith

23.1	Consent of Independent Registered Public Accounting Firm.	Filed Herewith

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).	Filed Herewith

24.1	Power of Attorney (included on signature page of this Form S-8).	Filed Herewith

99.1	Amended and Restated 2015 Share Incentive Plan.	8-K	001-37651	10.3	10/3/2022

99.2	Amended and Restated 2013 U.S. Share Option Plan.	8-K	001-37651	10.4	10/3/2022

99.3	Amended and Restated 2015 Employee Share Purchase Plan.	8-K	001-37651	10.5	10/3/2022

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in Sydney, Australia, on October 4, 2022.

ATLASSIAN CORPORATION

By:	/s/ Michael Cannon-Brookes
Michael Cannon-Brookes
Co- Chief Executive Officer and Director

By:	/s/ Scott Farquhar
Scott Farquhar
Co-Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott Farquhar and Michael Cannon-Brookes, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statements amended by this Post-Effective Amendment, and to file this Post-Effective Amendment, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Michael Cannon-Brookes Michael Cannon-Brookes	Co-Chief Executive Officer and Director (Co-Principal Executive Officer)	October 4, 2022

/s/ Scott Farquhar Scott Farquhar	Co-Chief Executive Officer and Director (Co-Principal Executive Officer)	October 4, 2022

/s/ Joseph Binz Joseph Binz	Chief Financial Officer (Principal Financial Officer)	October 4, 2022

/s/ Gene Liu Gene Liu	Corporate Controller (Principal Accounting Officer)	October 4, 2022

/s/ Shona L. Brown Shona L. Brown	Chair of the Board of Directors	October 4, 2022

/s/ Heather Mirjahangir Fernandez Heather Mirjahangir Fernandez	Director	October 4, 2022

/s/ Sasan Goodarzi Sasan Goodarzi	Director	October 4, 2022

/s/ Jay Parikh Jay Parikh	Director	October 4, 2022

/s/ Enrique Salem Enrique Salem	Director	October 4, 2022

/s/ Steven Sordello Steven Sordello	Director	October 4, 2022

/s/ Richard P. Wong Richard P. Wong	Director	October 4, 2022

/s/ Michelle Zatlyn Michelle Zatlyn	Director	October 4, 2022